Exhibit 10.18.6

EXECUTION VERSION

SIXTH AMENDMENT TO COMMERCIAL CREDIT AGREEMENT

This Sixth Amendment to Commercial Credit Agreement (this “Amendment”), dated as of March 3, 2015, is entered into by TALON INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), MUFG UNION BANK, N.A., a national banking association formerly known as “Union Bank, N.A.” (the “Bank”), and, for purposes of the guarantor consent provided in Section 5 hereof, by the other signatories hereto.

Recitals

A.     The Borrower and the Bank are party to a Commercial Credit Agreement dated as of December 31, 2013 (the “Original Credit Agreement”), as amended by Amendment Letters dated April 22, 2014, June 27, 2014, July 30, 2014 and September 24, 2014 and by a Waiver and Acknowledgment under Commercial Credit Agreement and Fifth Amendment Thereto dated as of December 31, 2014 (the Original Credit Agreement, as so amended, herein called the “Credit Agreement”). Any term defined in the Credit Agreement has the meaning specified therein when used herein, unless otherwise defined herein.

B.     The Borrower and the Bank wish to, among other things, (1) amend the financial covenants in the Credit Agreement, (2) increase the interest rates applicable to the Revolving Loan and the Term Loan and (3) provide a new amortization schedule for the Term Loan.

C.     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as set forth below.

SECTION 1.     Amendments to Credit Agreement. Effective as of the date of this Amendment but subject to satisfaction of the condition precedent set forth in Section 2 of this Amendment, the Borrower and the Bank hereby agree that the Credit Agreement is amended as set forth below.

(a)     The fourth sentence of Section 1.2 of the Credit Agreement is amended in full to read as follows:

“Borrower shall repay the principal amount of the Term Loan outstanding on March 1, 2015 in accordance with the amortization schedule attached hereto as Schedule 1; provided, however, that on December 30, 2016 all unpaid principal of the Term Loan, all accrued but unpaid interest thereon, and all other costs, expenses, fees and other charges provided for in this Agreement shall be due and payable.”

(b)     The first sentence of Section 1.3 of the Credit Agreement is amended in full to read as follows:

“The Revolving Loan shall bear interest at a rate per annum equal to (i) through February 28, 2015, two and one-half percent (2.50%) in excess of the Reference Rate (as hereinafter defined) and (ii) commencing on March 1, 2015, three and one-half percent (3.50%) in excess of the Reference Rate.”

(c)     The first sentence of Section 1.4 of the Credit Agreement is amended in full to read as follows:

“The Term Loan shall bear interest at a rate per annum equal to (i) through February 28, 2015, two and three-quarters percent (2.75%) in excess of the Reference Rate and (ii) commencing on March 1, 2015, three and three-quarters percent (3.75%) in excess of the Reference Rate.”

(d)     Section 3 of the Credit Agreement is amended by adding a new sentence at the end thereof to read as follows:

“In connection with the Sixth Amendment to Commercial Credit Agreement dated as of March 3, 2015, Borrower shall pay to Bank a loan modification fee of $50,000, half of which shall be payable on March 31, 2015 and the other half on June 30, 2015.”

(e)     The last sentence of Section 6 of the Credit Agreement is amended in full to read as follows:

“Borrower and Talon Shenzhen shall, not later than September 30, 2015, complete all such action, including without limitation approval by and registration with the competent authorities in the People’s Republic of China, as requested by Bank with respect to the security interest specified in clause (b) above.”

(f)     Section 8.1(a) of the Credit Agreement is amended in full to read as follows:

“(a)     From and after January 1, 2015, no incurrence of a loss after taxes for more than two consecutive fiscal quarters, as reported at the close of each fiscal quarter.”

(g)     Section 8.1(b) of the Credit Agreement is amended in full to read as follows:

“(b)     A Fixed Charge Coverage Ratio of not less than (i) 0.70:1.00 as of March 31, 2015, (ii) 1.00:1.00 as of June 30, 2015 and (iii) 1.25:1.00 as of the close of each fiscal quarter thereafter. As used herein, (i) ‘Fixed Charge Coverage Ratio’ means the ratio of (A) Adjusted EBITDA for the 12-month period ended as of the last day of the quarter, divided by (B) scheduled payments of principal (excluding the principal payments due on April 15, 2015, May 1, 2015, June 1, 2015 and July 1, 2015, as provided in Schedule 1 attached hereto) and interest in respect of long-term indebtedness and capital leases during the 12-month period following the last day of the quarter; and (ii) ‘Adjusted EBITDA’ means earnings before interest, taxes, depreciation, amortization and other noncash items, less cash capital expenditures, cash taxes, and cash dividends, distributions and stock redemptions.”

(h)     The first sentence of Section 8.1(c) of the Credit Agreement is amended in full to read as follows:

“EBITDA of at least (i) $1,750,000 as of the close of the fiscal quarters ending on March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 and (ii) $2,750,000 as of the close of each fiscal quarter thereafter, in each case for the 12-month period ended as of the last day of the quarter.”

(i)     The Credit Agreement is amended by adding a Schedule 1 thereto in the form of Schedule 1 attached to this Amendment.

SECTION 2.     Condition Precedent to Effectiveness. This Amendment shall become effective on the date on which it has been duly executed and delivered, in the number of originals requested by the Bank, by the Borrower, the Guarantors and the Bank.

SECTION 3.     Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank as set forth below.

(a)     The Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby and by the Credit Agreement as amended hereby.

(b)     The execution and delivery of this Amendment by the Borrower, and the performance by the Borrower of this Amendment and the Credit Agreement as amended hereby, have been duly authorized by all necessary action on the part of the Borrower.

(c)     The execution and delivery of this Amendment by the Borrower, and the performance by the Borrower of its obligations under this Amendment and the Credit Agreement as amended hereby, do not and will not (i) violate any of the organizational documents of the Borrower or otherwise require any approval of any stockholder of the Borrower, except for such approvals as have been obtained and are in full force and effect, (ii) violate any provision of any law applicable to the Borrower, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of the Borrower (other than any liens in favor of the Bank) or (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any person or entity under, any contractual obligation of the Borrower.

(d)     The execution and delivery of this Amendment by the Borrower, and the performance by the Borrower of this Amendment and the Credit Agreement as amended hereby, do not and will not require any registration with, consent or approval of or notice to, or other action to, with or by, any governmental authority, except such as have been obtained and are in full force and effect and except for the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (which will be filed by the Borrower in a timely manner but in any case will not affect the enforceability of this Amendment).

(e)     This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement as amended hereby is a legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(f)     Each of the collateral documents included in the Loan Documents (the “Collateral Documents”) constitutes a valid and perfected first-priority lien on the collateral purported to be encumbered thereby (subject to liens permitted to exist by the terms thereof), enforceable against all third parties in all jurisdictions, and secures (directly or, through a Guaranty, indirectly) the payment of all obligations of the Borrower under the Credit Agreement as amended hereby and the other Loan Documents, and the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby do not adversely affect the lien of any Collateral Document.

(g)     The representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the date hereof to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which were true and correct in all respects) on and as of such earlier date.

(h)     After giving effect to this Amendment, no event has occurred and is continuing, or would result from the effectiveness of this Amendment or the consummation of the transactions contemplated hereby, that constitutes an Event of Default or that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

SECTION 4.     Reference to and Effect on Loan Documents.

(a)     On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)     Except as specifically contemplated by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the collateral described therein do and shall continue to secure (directly or, through a Guaranty, indirectly) the payment of all obligations under the Credit Agreement as amended hereby and the other Loan Documents.

(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

SECTION 5.     Guarantor Consent. By its execution of this Amendment, each Guarantor hereby (a) consents to the amendments to the Credit Agreement in Section 1 of this Amendment and to all previous amendments to the Original Credit Agreement and (b) confirms and agrees that its Guaranty and each other Loan Document to which it is party are and shall continue to be in full force and effect and are ratified and confirmed in all respects.

SECTION 6.     Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original and all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.     Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment or any of the transactions contemplated hereby or by the Credit Agreement as amended hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its conflicts-of-laws principles, other than California Civil Code Section 1646.5.

SECTION 8.     Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Signature page follows.]

The parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers, as of the date first written above.

TALON INTERNATIONAL, INC.

By:	/s/ Lonnie Schnell
Lonnie Schnell
Chief Executive Officer & Secretary

TAG-IT PACIFIC LIMITED

By:	/s/ Lonnie Schnell
Lonnie Schnell
Chief Executive Officer & Secretary

TALON TECHNOLOGIES, INC.

By:	/s/ Lonnie Schnell
Lonnie Schnell
Chief Executive Officer & Secretary

MUFG UNION BANK, N.A.

By:	/s/ Rudy Cedillos
Rudy Cedillos
Vice President

S-1

SCHEDULE 1

AMORTIZATION SCHEDULE FOR TERM LOAN

Date	Principal Repayment

3/31/15	$118,055.55
4/15/15	$50,000.00
4/30/15	$118,055.55
5/1/15	$150,000.00
5/31/15	$118,055.55
6/1/15	$200,000.00
6/30/15	$118,055.55
7/1/15	$200,000.00
7/31/15	$84,722.22
8/31/15	$84,722.22
9/30/15	$84,722.22
10/31/15	$84,722.22
11/30/15	$84,722.22
12/31/15	$84,722.22
1/31/16	$84,722.22
2/29/16	$84,722.22
3/31/16	$84,722.22
4/30/16	$84,722.22
5/31/16	$84,722.22
6/30/16	$84,722.22
7/31/16	$84,722.22
8/31/16	$84,722.22
9/30/16	$84,722.22
10/31/16	$84,722.22
11/30/16	$84,722.22
12/30/16	$84,722.28